UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)     February 6, 2006

                             AURORA GOLD CORPORATION
             (Exact name of registrant as specified in its charter)


 Delaware                              0-24393               13-3945947
 (State or other jurisdiction         (Commission            (IRS Employer
 of  incorporation)                    File Number)          Identification No.)


30 Ledgar Road, Balcatta, WA, Australia                      6021
(Address of principal executive offices)                     (Zip Code)
Registrant's Telephone Number, Including the area code:      (+61 8) 9240-2836

238 West 4th Street, Suite 2, North Vancouver, B.C., Canada V7M 1H7 (Former name or former address, if changed from last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Information A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

AURORA GOLD CORPORATION
-----------------------

Item  1.01  Entry into a Material Definitive Agreement

Aurora Gold Corporation (the "Company") is pleased to announce that the Company's wholly owned Brazilian subsidiary, Aurora Gold Minera o Ltda, has signed option agreements covering the Nova Porto Ouro Mil and Santa Isabel projects located in the Municipality of Itaituba, Tapajos gold province, State of Para, Brazil. The Company has commenced reconnaissance exploration programs on each of the projects. The projects are located in the southern part of the rich and largely unexplored Tapajos gold province.

The Tapajos gold province of the Amazonian Craton has produced approximately 600 metric tonnes of gold in the past 40 years. The province is a major magmatic province and contains more than 100 gold deposits and occurrences, generally hosted in granitiods of different paleo-proterozoic ages and affinities, as well as by gneisses, felsic to intermediate volcanic sand, minor gabbroic and metavolcanic-sedimentary rocks. Most of the deposits are gold bearing quartz veins, with stockworks and disseminations occurring to a lesser extent.

The southern part of the Tapajos gold province is host to a series of gold projects typically hosted in orogenic gneisses of the Cuiu-Cuiu Complex and granites of the Parauari and Creporizao Intrusive Suites.

The Nova Porto project area lies on a dominant NW faulted contact between the Parauari Intrusive Suite and the later Maloquinha Suite, and this contact has been the focus of large-scale alluvial workings.

Approximately 40km to the South West of the Novo Porto project area is the Brazauro Resources Corporation owned Tocantinzinho project. The Tocantinzinho project has had a long history of exploration and now Brazauro boasts a large tonnage operation with the initial NI43-101 resource estimate due out late in 2005.

The Ouro Mil project is situated within a north west trending part of the Creporizao Intrusive Suite along an E-NE shear subordinate to the NW trending regional shear of the area. The western margin of this portion of the Creporizao Intrusive Suite is in a NW faulted contact with the Parauari Intrusive Suite, and summarily the eastern margin is in a NW faulted contact with the Cuiu-Cuiu Complex.

Previous mining at Ouro Mil project, via water canon and a sluice of surficial oxides, recovered 600kg of gold. The area is dominated by a quartz vein stock work system in weathered porphyritic granite. A moderately to well-developed laterite profile exists and is exposed in previous mining areas around the project.

The Santa Isabel project is situated within part of the Pararui Intrusive Suite. To the immediate west, the Pararui Suite is in faulted contact with the later Maloquina Intrusive Suite, and the Maloquina Intrusive suite is in faulted contact with the Creporizao Intrusive Suite, further to the west. The Pararui Suite and the Creporizao Intrusive Suite play host to the vast majority of hard rock gold deposits and occurrences within the Tapajos gold province.

The Santa Isabel project area is dominated by a series of regional N to NNW trending regional faults, and these orientations are also noted at mine scale as seen in the mineralized quartz veins within the project area.

Historically, the Santa Isabel project initially focused mining activities on the alluvial deposits within its many tributaries, and later progressed to include the saprolite host rock and out cropping quartz veins.

Preliminary investigation of all three project areas has confirmed the existence of mineralised quartz veins and stockwork systems within these Intrusive Granite Suites. Based on the historical occurrences of gold deposits in similar geological settings within this region of the Tapajos gold province, the Company is confident that the hard rock potential for the Novo Porto, Ouro Mil and Santa Isabel projects will define a series of large tonnage economic gold ore bodies, and is currently conducting further preliminary exploration to define drill targets for the near future.

The Novo Porto option agreement allows the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Novo Porto project mineral rights via structured cash payments. The total option agreement payments for the licence are structured as follows: December 25, 2005
-  USD  $2,500;  January 15, 2006 - USD $10,000; May 30, 2006 - USD $37,500; May
30,  2007  -  USD  $50,000;  May  30,  2008  -  USD  $75,000; May 30, 2009 - USD
$1,850,000 for a total of USD $2,025,000. The option agreement can be terminated at any time upon written notice to the vendor and the Company will be free of any and all payment commitments yet to be due.

The Ouro Mil option agreement allows the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Ouro Mil project mineral rights via structured cash payments. The total option agreement payments for the licence are structured as follows: January 20, 2006 - USD $30,000; June 20 2006 - USD $70,000; June 20, 2007 USD $120,000; June 20,
2008  -  USD  $180,000;  December  20,  2008 - USD $1,500,000 for a total of USD
$1,900,000. The vendor will have a 1.5% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in reals of the equivalent of USD $1,000,000.The option agreement can be terminated at any time upon written notice to the vendor and the Company will be free of any and all payment commitments yet to be due.

The Santa Isabel option agreement allows the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Santa Isabel project mineral rights via structured cash payments. The total option agreement payments for the licence are structured as follows: January 21, 2006 - USD $25,000; July 21, 2006 - USD $60,000; July 21, 2007 - USD $80,000;
July  21, 2008 - USD $100,000; July 21, 2009 - USD $1,500,000 for a total of USD
$1,765,000. The vendor will have a 1.5% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in reals of the equivalent of USD $1,000,000. The option agreement can be terminated at any time upon written notice to the vendor and the Company will be free of any and all payment commitments yet to be due.


Item  9.01  Financial Statements and Exhibits

(d)       Exhibits:

99.1 Aurora Gold Corporation news release issued February 6, 2006 and disseminated through the facilities of recognized newswire services.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            AURORA GOLD CORPORATION


Date: February 6, 2006                      by: /s/ A. Cameron Richardson
                                                -------------------------
                                                    A. Cameron Richardson
                                                    President and Director


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